[Tumbleweed Logo]                                            Investor Contacts:
                                                   Tim Conley, VP Finance & CFO
                                                Tumbleweed Communications Corp.
                                                                   650-216-2066
                                                      tim.conley@tumbleweed.com

                                                    Charles Messman/Todd Kehrli
                                                                  MKR Group LLC
                                                                   818-556-3700
                                                               ir@mkr-group.com


                  TUMBLEWEED ANNOUNCES 18% INCREASE IN REVENUE
                           FOR FIRST QUARTER OF 2005

  Operations Generate Positive Cash Flow; Deferred Revenue Grows $1.5 Million

REDWOOD CITY, CA - April 21, 2005 - Tumbleweed(R) Communications Corp. (NASDAQ:
TMWD), a leading provider of e-mail and file transfer security products for enterprises and government agencies, today reported results for the first quarter ended March 31, 2005.

Financial Results
Tumbleweed reported Q1-05 revenue of $12.0 million, up 18% from $10.1 million in Q1-04; a net loss of $1.1 million, compared to a net loss of $531,000 in Q1-04; and a non-GAAP loss, which excludes certain items described below, of $171,000, compared to non-GAAP income of $134,000 in Q1-04. Net loss per share was $(0.02). Non-GAAP loss per share was ($0.00).

Cash balances grew by $0.4 million in the quarter to $21.8 million as of March 31, 2005.

"The momentum we developed in the back half of 2004 carried over into the first quarter of 2005," said Jeffrey C. Smith, Chief Executive Officer of Tumbleweed. "New sales orders expanded 37% year over year, driving the growth in revenue and deferred revenue in a quarter that is traditionally our weakest. Patent licensing was also strong. The positive first quarter results give us increased confidence for the remainder of 2005."

"Operations generated positive cash flow again, contributing to the growth in our cash balance this quarter," said Tim Conley, Chief Financial Officer of Tumbleweed. "With our cost structure in place, revenue growth realized in 2005 should demonstrate leverage in our operating model."

New Customer Wins
Tumbleweed's expanding customer base grew again in the first quarter, with 85 new customers purchasing products during this period. Tumbleweed entered into more than 400 customer contracts, including more than 100 with repeat customers, exclusive of maintenance renewals. Tumbleweed has more than 1,100 enterprise customers including eight of the top ten banks in the United States, six of the top ten banks in Europe, forty percent of the Blue Cross Blue Shield Companies, and all four branches of the United States Armed Forces.

Financial Services Sector
Tumbleweed's business in the financial services sector expanded with new contracts with First American Corp., Capitol Bancorp Limited, and Halifax Bank of Scotland.

Healthcare Sector
New contracts in the healthcare sector included OSF Healthcare System, Oregon Health & Sciences University, County of Orange Healthcare Agency, PeaceHealth, Adventist Health System, Ohio State University Medical Center, CareSource, and Blue Cross Blue Shield of Alabama.

Government Sector
During the first quarter, Tumbleweed executed contracts with state, federal, and international government agencies, including the U.S. Air Force, the Department of Energy, Defense Information Systems Agency (DISA) and E-Japan.

Distribution and International Expansion
Tumbleweed expanded the size and scope of its channel efforts during the first quarter. In addition to adding new resellers in North America and Europe, Tumbleweed broadened its coverage in Asia by added new partners in Singapore and India. Tumbleweed now has a reseller presence in Australia, Hong Kong, India, Indonesia, Japan, Korea, New Zealand, China, Singapore, and Taiwan.

Tumbleweed also broadened the product set sold though resellers beyond Mailgate and Mailgate Edge to include appliance versions of its popular Email Firewall, Secure Messenger, and Secure Transport products. As a result, the reach of Tumbleweed's resellers has expanded beyond the anti-spam market and into the growing market for messaging security and compliance solutions.

Product and Technology News

     o The latest threat to email networks is "Dark Traffic," or network level Denial of Service (DoS) and Directory Harvest (DHA) attacks. In light of this trend, Tumbleweed released The Dark Traffic Report, the first industry report that provides detailed analysis of the evolving email security threats. According to Osterman Research, email-based Directory Harvest and Denial of Service Attacks are increasing, in addition to the more visible problems of Spam, Phishing, and Virus attacks

     o To help organizations combat Dark Traffic, Tumbleweed introduced the industry's first Secure Email Relay, MailGate Edge. Mailgate Edge provides the first tier of defense against Dark Traffic, blocking this traffic at the perimeter of a network with a stateless, high performance appliance.

     o Tumbleweed released Secure Transport version 4.3 in the quarter, providing enhanced support for AS2, new support for SSH, and additional authentication options.

     o Tumbleweed announced support for Email Authentication and Validation for wireless devices including the Research In Motion Blackberry. Leading government agencies require more complete email security for wireless devices. Tumbleweed's validation engine is widely deployed across many such agencies.

Patents
Tumbleweed licensed its Email Firewall patents to two additional competitors during the quarter. Tumbleweed has now licensed its patents to fourteen competitors, reflecting the continued value and relevance of its intellectual property for the email security industry.

Second Quarter Financial Outlook

     o Tumbleweed currently estimates that revenue will range from $11.5 million to $12.5 million.

     o GAAP net loss is currently expected to range from $1.7 million to $900,000, or $(0.04) to $(0.02) per share.

     o Non-GAAP results are currently expected to range from a loss of $750,000 to a slight profit, or $(0.02) to $0.00 per share. Per share amounts are based on approximately 48 million shares. Non-GAAP loss excludes amortization of intangibles and stock-based compensation expense estimated to be approximately $900,000.

Conference Call Information
Tumbleweed management will host a conference call at 2:00 p.m. PDT (5:00 p.m.
EDT) today to discuss these results. The call can be accessed by dialing 800-240-7305 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11027765#. Also, the conference call will be available over the Internet at http://www.tumbleweed.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

Non-GAAP Information
The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes amortization of intangible assets and stock-based compensation expense. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. A reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in the attached financial statements.

About Tumbleweed Communications Corp.
Tumbleweed provides security solutions for email protection, file transfers, and identity validation that allow organizations to safely conduct business over the Internet. Tumbleweed offers these solutions in three comprehensive product suites: MailGate, SecureTransport and Valicert Validation Authority. MailGate provides protection against spam, viruses and attacks, and enables policy-based message filtering, encryption and routing. SecureTransport enables business to safely exchange large files and transactions without proprietary software. Valicert Validation Authority is the world-leading solution for determining the validity of digital certificates. Tumbleweed's enterprise and government customers include ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the US Food and Drug Administration, the US Department of Defense, and all four branches of the US Armed Forces. Tumbleweed was founded in 1993 and is headquartered in Redwood City, Calif. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Safe Harbor Statement
Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's financial outlook, revenue growth and model leverage, markets, products, services. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 16, 2005.

Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents Tumbleweed's expectations only as of the date of this release and should not be viewed as a statement about Tumbleweed's expectations after such date. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein.



                                                  Tumbleweed Communications Corp.
                                               Condensed Consolidated Balance Sheets
                                                          March 31, 2005
                                                             (in 000s)

                                                                                      3/31/2005
                                         ASSETS                                      (unaudited)         12/31/2004
                                         ------                                  ----------------   ----------------

CURRENT ASSETS
  Cash and cash equivalents                                                            $  21,817          $  21,435
  Accounts receivable, net                                                                 8,613              7,459
  Other current assets                                                                     1,513              1,544
                                                                                 ----------------   ----------------
     TOTAL CURRENT ASSETS                                                                 31,943             30,438
                                                                                 ----------------   ----------------

Goodwill                                                                                  48,074             48,074
Intangible assets, net                                                                     6,469              7,299
Property and equipment, net                                                                1,349              1,316
Other assets                                                                                 619                589
                                                                                 ----------------   ----------------
                TOTAL ASSETS                                                           $  88,454          $  87,716
                                                                                 ================   ================

                                  LIABILITIES & EQUITY
                                  --------------------

CURRENT LIABILITIES
  Accounts payable                                                                      $    432           $    324
  Current installments of long-term debt                                                     267                267
  Accrued liabilities                                                                      5,301              5,006
  Accrued merger-related and other costs                                                     507                775
  Deferred revenue                                                                        14,971             13,915
                                                                                 ----------------   ----------------
     TOTAL CURRENT LIABILITIES                                                            21,478             20,287
                                                                                 ----------------   ----------------
LONG TERM LIABILITIES
  Long-term debt, excluding current installments                                             133                200
  Accrued merger-related and other costs, excluding current portion                          427                430
  Deferred revenue, excluding current portion                                              4,721              4,248
  Other long term liabilities                                                                153                147
                                                                                 ----------------   ----------------
     TOTAL LONG TERM LIABILITIES                                                           5,434              5,025
                                                                                 ----------------   ----------------
     TOTAL LIABILITIES                                                                    26,912             25,312
                                                                                 ----------------   ----------------
STOCKHOLDERS' EQUITY
  Common stock                                                                                49                 48
  Additional paid-in capital                                                             351,193            351,122
  Treasury stock                                                                            (796)              (796)
  Deferred stock compensation expense                                                       (389)              (525)
  Accumulated other comprehensive loss                                                      (583)              (651)
  Accumulated deficit                                                                   (287,932)          (286,794)
                                                                                 ----------------   ----------------
     TOTAL STOCKHOLDERS' EQUITY                                                           61,542             62,404
                                                                                 ----------------   ----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                               $  88,454          $  87,716
                                                                                 ================   ================



                                Tumbleweed Communications Corp.
                           Consolidated Comparative Income Statements
                                         March 31, 2005
                                (in 000s, except per share data)


                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                               (unaudited)
                                                                                   ----------------------------------
                                                                                         2005              2004
                                                                                   ----------------  ----------------
 REVENUES
  Product revenue                                                                         $  4,442          $  3,973
  Service revenue                                                                            6,115             5,582
  Intellectual property and other revenue                                                    1,400               570
                                                                                   ----------------  ----------------

   TOTAL REVENUE                                                                            11,957            10,125

COSTS OF REVENUES
 Cost of product and service revenue                                                         1,727             1,224
 Amortization of intangible assets                                                             510               244
                                                                                   ----------------  ----------------
 COST OF REVENUES                                                                            2,237             1,468
                                                                                   ----------------  ----------------

 GROSS PROFIT                                                                                9,720             8,657


 OPERATING EXPENSES
  Research and development                                                                   2,875             2,913
  Sales and marketing                                                                        6,239             4,708
  General and administrative                                                                 1,503             1,322
  Stock-based compensation                                                                     136                82
  Amortization of intangible assets                                                            321               339
                                                                                   ----------------  ----------------
 TOTAL OPERATING EXPENSES                                                                   11,074             9,364
                                                                                   ----------------  ----------------
 OPERATING LOSS                                                                             (1,354)             (707)
  Other Income, net                                                                            229               171
                                                                                   ----------------  ----------------
 NET LOSS BEFORE TAXES                                                                      (1,125)             (536)
  Provision for income taxes                                                                    13                (5)
                                                                                   ----------------  ----------------
 NET LOSS                                                                                $  (1,138)         $   (531)
                                                                                   ================  ================

Shares used in computing basic and diluted net loss per share                               48,195            43,254

BASIC AND DILUTED NET LOSS PER SHARE                                                      $  (0.02)         $  (0.01)
                                                                                   ================  ================

Reconciliation to pro forma net income (loss)
NET LOSS                                                                                 $  (1,138)         $   (531)
 Stock-based compensation                                                                      136                82
 Amortization of intangible assets                                                             831               583
                                                                                   ----------------  ----------------
PRO FORMA NET INCOME (LOSS)                                                              $   (171)           $   134
                                                                                   ================  ================

Shares used in computing basic and diluted pro forma net income (loss) per share            48,195            43,254

PRO FORMA BASIC AND DILUTED NET INCOME (LOSS) PER SHARE                                  $  (0.00)          $   0.00
                                                                                   ================  ================